GUARANTY

     THIS GUARANTY (the "AGREEMENT") dated as of the 4th day of October, 2000, is made by A.G.S. STATIONERY, INC. ("GUARANTOR") in favor of Mark I. Dyne ("DYNE").

                                 R E C I T A L S

     A. Tag-It Pacific, Inc., a Delaware corporation ("TAG-IT") and the parent corporation of Guarantor, is concurrently herewith executing in favor of Dyne a certain Convertible Secured Subordinated Promissory Note (the "PROMISSORY NOTE"), dated as of October 4, 2000, in the principal amount of $500,000. The Promissory Note evidences a $500,000 loan made by Dyne to Tag-It (the "LOAN").

     B. As a condition to the Loan, Dyne is requiring that Guarantor enter into this Agreement and that Guarantor also execute a Security Agreement, dated the date hereof (the "SECURITY AGREEMENT"), granting to Dyne a security interest in substantially all of the assets of Guarantor as security for the Guarantor's obligations hereunder.

     C. Guarantor is willing to execute and deliver this Agreement in order to induce Dyne to make the Loan. Guarantor is willing and has agreed to execute and deliver this Agreement because there are substantial economic and other benefits that will inure to the benefit of Guarantor and its affiliates, including, without limitation, the extension of Guarantor's credit facility and the lending of additional funds by Guarantor's bank lender, if the Loan is made, and because Dyne is willing to make the Loan only if Guarantor executes and delivers this Agreement.

     NOW, THEREFORE, as a material inducement to Dyne to make the Loan, and in consideration therefor, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which Guarantor hereby acknowledges, Guarantor hereby unconditionally, absolutely and irrevocably covenants and agrees as follows:

                                G U A R A N T E E

     1. DEFINITIONS. In addition to the words, terms and phrases (and variations thereof) defined elsewhere herein, the following words, terms and phrases (and variations thereof) shall have the following meanings for purposes of this
Agreement:

     1.1 "AFFILIATE" of any specified Person (as defined herein) means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     1.2 "PERSON" shall mean any individual, corporation, limited liability company, association, partnership, trust, estate or other entity or organization.

     2. UNCONDITIONAL GUARANTEE. Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Dyne, and his successors and assigns, the full, faithful and complete performance by Tag-It of each and every covenant, agreement, duty, liability and/or obligation

(known, unknown, direct, indirect, fixed, contingent or otherwise) of Tag-It under or contained in the Promissory Note, including, without limitation, the due and timely payment, whether at scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, of all amounts payable by Tag-It under the Promissory Note all in strict accordance with the terms and provisions of the Promissory Note (including, without limitation, any extensions, modifications, substitutions, amendments, or renewals of any or all of the foregoing), and whether for principal, interest, premium, fees, indemnification payments, costs, expenses or otherwise (collectively the "OBLIGATIONS"), and all as if Guarantor were the primary obligor with respect to each and all of the Obligations. Without limiting the generality of the foregoing, Guarantor's liability shall extend to all amounts that constitute part of the Obligations and would be owed by Tag-It to Dyne under the Promissory Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy reorganization or similar proceeding involving Tag-It. Guarantor hereby recognizes, acknowledges and agrees that Dyne is making the Loan in material reliance upon the existence and continuing validity of this Agreement and further that Dyne would not make the Loan but for the execution and delivery of this Agreement by Guarantor to Dyne.

     3. CONTINUING GUARANTEE; ETC. Guarantor hereby covenants and agrees that its covenants, agreements, duties and obligations under this Agreement (a) shall be of a continuing nature, (b) shall cover each and all of the Obligations as if each and all of the Obligations were the primary obligations of Guarantor and
(c) shall be irrevocable and unconditional irrespective of the validity or enforceability of any of the Obligations (or any agreement, instrument or document evidencing any of the Obligations).

     4. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to Dyne that: (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has its principal place of business is in California, (b) Guarantor has the full legal right, power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations hereunder; (c) the execution and delivery of this Agreement by Guarantor, and the performance by Guarantor of all of its covenants, agreements, duties and obligations hereunder, have been duly authorized by all required corporate action by or on behalf of Guarantor and no other corporate proceedings on the part of Guarantor are necessary to authorize the execution and delivery of this Agreement and the performance by Guarantor of all of its covenants, agreements, duties and obligations hereunder; (d) this Agreement has been duly executed and delivered by Guarantor and this Agreement constitutes a valid and binding agreement of Guarantor enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally or (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (e) neither the execution and delivery by Guarantor of this Agreement nor the performance by Guarantor of any of its covenants, agreements, duties and/or obligations hereunder will (i) conflict with or result in a breach of any provision of the charter or bylaws or similar or analogous documents of Guarantor, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental department, commission, board, bureau, agency or instrumentality ("GOVERNMENTAL AUTHORITY"), (iii) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of Guarantor pursuant to, any note, indenture, mortgage, lease, license, agreement, contract or other instrument or obligation to which Guarantor is a party or by which Guarantor or any of its assets may be bound or affected, (iv) require any consent, authorization or approval of any Person or Governmental Authority except for consents specifically provided for in this Agreement, or (v) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor or any of its properties or assets; other than (A) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts set forth pursuant to (iii) above, and
(B) such consents, approvals, authorizations, permits, or filings, set forth pursuant to (ii) above, that are not obtained, as, in the case of either (A) or
(B), in the aggregate, (x) would not have a material adverse effect on Guarantor, (y) would not materially impair the ability of Guarantor to perform its covenants, agreements, duties and obligations hereunder and (z) would not subject Dyne to a claim by an independent third party of interference with an advantageous business relationship, interference with a prospective economic advantage, inducing a breach of contract, interference with contractual relationships, or any similar claim or cause of action.

     5. ALTERATION OF OBLIGATIONS, ETC. Without authorization from or notice to Guarantor, Dyne may assign, transfer, alter, renew, compromise or change the time or manner of payment or performance of any or all of the Obligations, may release or add any one or more guarantors, sureties or endorsers in respect of any of the Obligations, and may take and hold collateral to secure payment, performance and satisfaction of any or all of the Obligations, may foreclose or otherwise realize upon all or any part of any such collateral in any order, and may release all of or any part of any such collateral, all without impairing, affecting or otherwise exonerating any of the covenants, agreements, duties or obligations of Guarantor hereunder. No exercise or non-exercise by Dyne of any right or remedy hereby given to Dyne, no dealing by Dyne with Tag-It (or any officer, director, employee or shareholder of Tag-It) or with any other guarantor, endorser or surety in respect of any of the Obligations, and/or with all or part of any collateral securing any of the Obligations, and no change, impairment or suspension of any right or remedy of Dyne shall in any way impair or affect any of Guarantor's covenants, agreements, duties or obligations hereunder or give Guarantor any recourse against Dyne.

     6. NO SUBROGATION; ETC. This Agreement guarantees the payment by Guarantor of any and all amounts due or owing at any time by Tag-It with respect to any and all of the Obligations notwithstanding any payments made or any settlement of account or any other thing whatsoever; and, subject to the provisions of this
Section 6, no payments made by or on behalf of Guarantor shall discharge, diminish or otherwise affect the continuing liability of Guarantor hereunder or otherwise unless and until each of the Obligations has been fully, effectively, irrevocably and finally paid, performed and satisfied, and all time periods have expired within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Obligations to be disgorged, repaid, recovered or paid into court. Guarantor hereby waives all right of subrogation and all benefit of or right to participate in any security now or hereafter held by Dyne or any other Person for the payment, performance or satisfaction of any of the Obligations or otherwise. Notwithstanding anything to the contrary in this Agreement, the Promissory Note, the Security Agreement or any other agreement to which Guarantor is a party, Guarantor hereby: (a) expressly and irrevocably waives, to the fullest extent possible, on behalf of itself and its successors and assigns (including any surety) and any other Person, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against Tag-It or any Person in connection with or as a result of Guarantor's execution, delivery and/or performance of this Agreement, (b) acknowledges and agrees (i) that this waiver is intended to benefit Dyne and shall not limit or otherwise affect Guarantor's liability hereunder or the enforceability of this Agreement, and (ii) that Dyne and his respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this sentence and their rights under this sentence shall survive payment and performance in full of the Obligations. If a claim is made upon any Person at any time for disgorgement, repayment or recovery of any amount or amounts or other consideration or value received from any source whatsoever in payment, performance or satisfaction of, or otherwise on account of, any of the Obligations, and if such Person repays any such amounts, value or consideration or otherwise becomes liable for all or any part of such claim by reason of (a) any judgment, decree or order of any court or administrative body having competent jurisdiction, (b) any settlement or compromise of any such claim (provided, if such claim does not arise in the context of insolvency or bankruptcy, that any such settlement or compromise is made with the consent of Guarantor), or (c) the bankruptcy, insolvency or reorganization of Tag-It or any endorser, guarantor, surety or other obligor in respect of any of the Obligations, Guarantor shall be and remain liable hereunder for the amount, value or consideration so repaid, or for which such Person otherwise is liable, to the same extent as if such amount, value or consideration never had been received by such Person, all notwithstanding any termination hereof or the cancellation of any agreement, instrument or document evidencing any of the Obligations. By virtue of this Agreement, Guarantor hereby expressly assumes any and all risks of a bankruptcy, insolvency or reorganization with respect to Tag-It. Notwithstanding any other provision of this Agreement or anything to the contrary contained in the Promissory Note or the Security Agreement, Guarantor's obligations under this Agreement shall be continuing obligations and shall survive the termination of this Agreement and/or any of the Obligations except only to the extent that any of such Obligations are fully, effectively, irrevocably and finally paid, performed and satisfied, and all time periods have expired within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Obligations to be disgorged, repaid, recovered or paid into court.

     7. CERTAIN WAIVERS. Neither Dyne nor any other Person shall be required to take any action of any kind or nature against Tag-It or any other Person, or resort to any security held by Dyne or any other Person, at any time before Dyne may proceed against Guarantor on this Agreement. Guarantor hereby expressly waives, relinquishes and releases any right, defense, protection, claim of exoneration or other claim, and any right to assert any right, defense, protection, claim of exoneration or other claim, in any action brought on, arising out of or relating to this Agreement or otherwise:

     7.1 based upon California Civil Code Section 2809, and/or any claim thereunder or otherwise, that any obligation of Guarantor under this Agreement is larger in amount or in other respects more burdensome than that of Tag-It or any other guarantor, or that any such obligation of Guarantor is reducible in proportion to any of the Obligations;

     7.2 based upon California Civil Code Section 2810, and/or any claim thereunder or otherwise, that for any reason there is no liability upon the part of Tag-It under the Promissory Note, or any agreement executed by Tag-It in connection therewith, at the time of their execution, or that the liability of Tag-It under the Promissory Note or the Security Agreement thereafter ceases for any reason other than the full, effective and irrevocable payment, performance and/or satisfaction of such liability and the expiration of all time periods within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Obligations to be disgorged, repaid, recovered or paid into court or that Dyne, or any other Person, has recovered any res which formed all or part of the consideration for any of the Obligations except only to the extent that any of the Obligations are fully, effectively, irrevocably and finally paid, performed and satisfied, and all time periods have expired within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Obligations to be disgorged, repaid, recovered or paid into court;

     7.3 based upon California Civil Code Section 2815, and/or any claim thereunder or otherwise, that the Guaranty may be revoked in respect to future transactions, whether or not there is continuing consideration as to such transactions and whether or not Guarantor renounces any such consideration;

     7.4 based upon California Civil Code Section 2819, and/or any claim thereunder or otherwise, that any Obligation of Tag-It has been altered in any respect without Guarantor's consent (whether or not by any act of Dyne or any other Person), or that the remedies or rights of Dyne or any other Person against Tag-It in respect thereto, have been in any way impaired or suspended;

     7.5 based upon California Civil Code Section 2822, and/or any claim thereunder or otherwise, that acceptance by Dyne of anything in partial satisfaction of the Obligations reduces the obligations of Guarantor hereunder, or otherwise affects the continuing liability of Guarantor;

     7.6 based upon California Civil Code Section 2839, and/or any claim thereunder or otherwise, that performance of any or all of the Obligations, or any offer of such performance, exonerates Guarantor except only to the extent that any of the Obligations are fully, effectively, irrevocably and finally paid, performed and satisfied, and all time periods have expired within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Obligations to be disgorged, repaid, recovered or paid into court;

     7.7 based upon California Civil Code Section 2845, and/or any claim thereunder or otherwise, that Guarantor may require Dyne, or any other Person, to proceed first against Tag-It or any other guarantor of or collateral for the Obligations, or to pursue any other remedy in Dyne's, or such other Person's, power which Guarantor cannot pursue and/or which would lighten Guarantor's burden, or that Dyne, or any other Person, has neglected so to proceed first against Tag-It or any other guarantor of or collateral for the Obligations, or to pursue any such other remedy;

     7.8 based upon California Civil Code Section 2846, and/or any claim thereunder or otherwise, that Guarantor may compel Tag-It to perform any Obligation when due, whether as a condition precedent to any liability of Guarantor or otherwise;

     7.9 based upon California Civil Code Section 2847, and/or any claim thereunder or otherwise, that if Guarantor satisfies any of the Obligations (or any part thereof), whether with or without legal proceedings, Tag-It or any guarantor of the Obligations is or are bound to reimburse what Guarantor has disbursed, whether or not including any necessary costs and expenses;

     7.10 based upon California Civil Code Section 2848, and/or any claim thereunder or otherwise, that Guarantor, upon satisfying or discharging all or any part of any of the Obligations, is entitled to enforce any remedy which Dyne, or any other Person, then has against Tag-It or any guarantor of the Obligations, whether to the extent of reimbursing what has expended or otherwise, or to require any or all of any other guarantors of the Obligations to contribute thereto;

     7.11 based upon California Civil Code Section 2849, and/or any claim thereunder or otherwise, that Guarantor is entitled to the benefit of any security for the performance of any of the Obligations, whether any such security is held by Dyne, or by any other guarantors of the Obligations, or otherwise, and whether any such security was held at the time of Guarantor's entering into this Agreement or acquired afterwards, and whether Guarantor was aware of any such security or not;

     7.12 based upon California Civil Code Section 2850, and/or any claim thereunder or otherwise, that as to any property of Guarantor that has been hypothecated with property of Tag-It, Guarantor is entitled to have the property of Tag-It or any other guarantor of the Obligations first applied to the discharge of any or all of the Obligations;

     7.13 based upon California Civil Code Section 2899, and/or any claim thereunder or otherwise, that Dyne, or any other Person, must resort to property upon which Dyne, or such other Person, has a lien in any particular order, or must otherwise marshal any such liens;

     7.14 based upon California Civil Code Section 3433, and/or any claim thereunder or otherwise, that Guarantor may require Dyne, or any other Person, to seek satisfaction from funds to which Guarantor has no claim or must otherwise marshal assets;

     7.15 otherwise based upon any of the sections of the California Civil Code referred to in this Section 7; and/or

     7.16 based upon any other action or circumstance which might otherwise constitute a legal or equitable discharge, defense or exoneration of a guarantor or surety.

Without limiting the generality of the foregoing, Guarantor hereby expressly waives (a) pursuant to California Civil Code Section 2856(a)(1), all of Guarantor's rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to the Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive, (b) pursuant to California Civil Code Section 2856(a)(2) all rights or defenses the Guarantor may have in respect of its obligations as a guarantor by reason of any election of remedies by Dyne, (c) notice of the acceptance of this Agreement by any Person, (d) notice of the Obligations now existing or which may hereafter exist or be created, (e) notice of any adverse change in the financial condition of Tag-It or of any other fact that might increase Guarantor's risk hereunder, (f) notice of demand for payment or performance, or notice of default or nonpayment or nonperformance, under the Promissory Note or otherwise in respect of any of the Obligations and (g) all other notices to which Guarantor might otherwise be entitled in connection with this Agreement, the Promissory Note or otherwise in respect of any Obligation (excepting from this clause (g) any notice which Guarantor is expressly entitled to receive, as a named recipient of such notice (a "SUBJECT AGREEMENT NOTICE"); provided, however, that for purposes of this Agreement, Dyne may give notice in place of any

Subject Agreement Notice, whereupon such Subject Agreement Notice shall be deemed, for all purposes under this Agreement, to have been received).

     8. NO OBLIGATION TO EXHAUST SECURITY OR PURSUE REMEDIES; ETC. Guarantor hereby expressly waives (a) any right to require Dyne, or any other Person, as a condition precedent to the enforcement of this Agreement or otherwise, to exhaust any security for the payment, performance or satisfaction of the Obligations under the Security Agreement or any other agreement in any manner, or to pursue any other rights or remedies which Dyne, or any other Person, has or hereafter may have against Guarantor, Tag-It, or any other guarantors, payors, endorsers or sureties of the Obligations, whether such rights exist at law, in equity, by contract, by statute or otherwise, it being agreed by Guarantor that this Agreement is and constitutes an absolute, unconditional and irrevocable guarantee by Guarantor of payment and performance and not of collection, that failure of Dyne, or any other Person, to exercise any rights or remedies it has or may have against Guarantor or Tag-It shall in no way abrogate, impair, nullify, terminate or otherwise affect the obligations of Guarantor under this Agreement, and that the liability of Guarantor hereunder is and shall be direct, absolute, unconditional and irrevocable, and/or (b) any defense arising by reason of the disability Tag-It for any reason (including without limitation, the bankruptcy, insolvency, dissolution, winding up, termination or cessation of existence thereof, or the unenforceability of any Obligation or any other defense of Tag-It), or arising by reason of any termination or other cessation of any of the Obligations for any cause whatsoever other than full, effective and irrevocable payment, performance and/or satisfaction of any liability or obligation comprising any such Obligation and the expiration of all time periods within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Obligations to be disgorged, repaid, recovered or paid into court.

     9. NON-IMPAIRMENT BY BANKRUPTCY; ETC. Guarantor's liability hereunder shall continue notwithstanding, and shall be unaltered, unaffected and unimpaired by,
(a) the bankruptcy, insolvency, reorganization, merger, liquidation, dissolution, winding-up or cessation of existence of Tag-It or any other Person, and/or (b) any fraudulent, illegal or improper act by Tag-It, and/or (c) any payment made on the Obligations which the recipient repays or is liable to repay to Tag-It or any other Person pursuant to any court order or as otherwise required by law.

     10. EFFECT OF NON-ENFORCEMENT; ETC. Guarantor hereby covenants and agrees that the failure by Dyne, or any other Person, to file or enforce a claim against Guarantor or Tag-It, or any other guarantor, or the estate of any thereof (either in administration, bankruptcy or other proceedings of Guarantor or Tag-It or any other Person or otherwise) shall not affect Guarantor's liability hereunder nor shall Guarantor be released from liability hereunder if recovery from Tag-It, any other guarantor, payor, endorser, or surety in respect of any of the Obligations or any other Person becomes barred by any statute of limitations applicable to any cause of action.

     11. WAIVER OF DEFENSE OF STATUTE OF LIMITATIONS, ETC. Guarantor hereby waives and agrees not to exercise or take advantage of the defense of any applicable statute of limitations (as any such statute of limitations may apply to the Promissory Note, Security Agreement and/or to any Obligation, but not as any such statute of limitations may apply directly to any actions or claims under this Agreement) in any action hereunder or for the collection or payment or performance of any Obligation.

     12. ACCELERATION OF MATURITY. In the event that the maturity of any Obligation is accelerated by bankruptcy or otherwise, such maturity shall also be accelerated for purposes of this Agreement (and the guarantee of Guarantor hereunder), and without demand or notice to Guarantor.

     13. SEVERAL OBLIGATIONS; ETC. The obligations of Guarantor hereunder are independent of the obligations of Tag-It under the Promissory Note and of any security for or other guarantee of the Obligations. In the event of a default in the performance of any of the Obligations, Dyne may maintain an action against Guarantor upon this Agreement, whether or not Tag-It is joined therein or a separate action is brought against Tag-It. The rights of Dyne hereunder are cumulative and shall not be exhausted by the exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions unless and until all Obligations have been fully, effectively, irrevocably and finally paid, performed and satisfied, and all time periods have expired within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Obligations to be disgorged, repaid, recovered or paid into court, and each of Guarantor's obligations hereunder has been fully, effectively, irrevocably and finally paid, performed and satisfied, and all time periods have expired within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Obligations to be disgorged, repaid, recovered or paid into court.

     14. EFFECT OF OTHER GUARANTEES; ETC. If the Obligations guaranteed hereby are also directly or indirectly guaranteed by any other Person, the obligations of such other Person and Guarantor's obligations hereunder shall be deemed to be joint and several, and neither the existence of any such other guarantee nor the release of any such other guarantor, any settlement with such other guarantor, or the revocation or impairment of such other guarantee, shall directly or indirectly in any manner operate to prejudice any of the rights, privileges, preferences and remedies of Dyne against Guarantor hereunder. Dyne may proceed directly against Guarantor hereunder without proceeding against any such other guarantor irrespective of, and without regard to, any actions, suits or proceedings that are or may be initiated, undertaken or maintained by Dyne against any such other guarantor.

     15. NO EXONERATION. Without limiting the generality of any of the provisions hereof, and notwithstanding anything to the contrary contained in this Agreement, the Promissory Note, or the Security Agreement, Guarantor hereby recognizes, acknowledges and agrees that the covenants, agreements, duties and obligations of Guarantor under this Agreement are absolute, unconditional and irrevocable, and shall not, directly or indirectly, in any manner whatsoever be exonerated, discharged, abrogated, impaired, nullified, suspended, terminated, released or otherwise affected by any event, condition, circumstance, transaction (regardless of form) or act (including, without limitation, any alteration, modification, compromise, waiver, surrender or release of any covenant, agreement, duty or obligation of Tag-It or otherwise comprising part of or included in any of the Obligations or of any Person guaranteeing, giving security for or who is otherwise directly or indirectly liable for the payment, performance or satisfaction of all or any of the Obligations, any bankruptcy or insolvency of, or any disability affecting Tag-It, any liquidation, dissolution, winding-up, termination or other cessation of existence of Tag-It or any other Person, or any failure to deliver any notice to Tag-It or any other Person and/or the fact that, or as a result of any transaction (regardless of form) which might otherwise constitute a legal, equitable or other exoneration, release or discharge of a guarantor or surety (or similarly situated Person) under applicable law.

     16. INDEMNITY. Guarantor hereby covenants and agrees to, and shall, indemnify, defend and hold harmless Dyne and his successors and assigns from and against any and all losses, liabilities, damages, claims, demands, obligations, actions, settlements, costs and expenses (including, without limitation, court costs and attorneys' fees) which Dyne (or his successors or assigns) suffer, sustain, incur, pay, expend or lay out by virtue, as a result of or in respect of, in connection with and/or based upon or arising out of, directly or indirectly, any and/or all of the following: (a) each and every breach by Tag-It of any and/or all of the covenants, agreements, representations, warranties, duties and/or obligations of Tag-It under the Promissory Note or Security Agreement; and/or (b) each and every breach by Guarantor of any and/or all of its covenants, agreements, representations, warranties, duties and/or obligations under this Agreement.

     17. LEGAL FEES. In the event that any action, suit, or other proceeding is brought by Dyne to enforce the obligations of Guarantor under this Agreement, the prevailing party shall be entitled to recover all of such party's costs and expenses (including, without limitation, court costs and attorneys' fees) incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, attorneys' fees shall mean the full and actual cost of any legal services actually performed in connection with the matters involved, calculated on the basis of the fees charged by the attorneys performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

     18. NO ASSIGNMENT OR DELEGATION BY GUARANTOR. Guarantor may not assign any of its rights, or delegate any of its duties or obligations, hereunder without the prior written consent of Dyne and any such assignment or delegation without the prior written consent of Dyne shall be void ab initio and of no legal force or effect whatsoever.

     19. TERMINATION. This Agreement shall terminate, if at all, only upon the full effective, irrevocable, final and indefeasible payment, performance and satisfaction of each and all of the Obligations and the full, effective and irrevocable performance by Guarantor of each and all of its covenants, agreements, duties and obligations under this Agreement, and the expiration of all time periods within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Obligations to be disgorged, repaid, recovered or paid into court.

     20. GOVERNING LAW. THIS AGREEMENT HAS BEEN MADE AND ENTERED INTO IN THE STATE OF CALIFORNIA, AND THE INTERNAL SUBSTANTIVE LAWS (AS DISTINGUISHED FROM THE CHOICE OF LAW RULES) OF SAID STATE SHALL GOVERN THE VALIDITY AND INTERPRETATION HEREOF, AND THE PERFORMANCE BY GUARANTOR OF ITS DUTIES AND OBLIGATIONS HEREUNDER. WHENEVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH INVALIDITY OR UNENFORCEABILITY WITHOUT INVALIDATING OR RENDERING UNENFORCEABLE THE REMAINDER OF SUCH PROVISION OR OF THE REMAINING PROVISIONS OF THIS AGREEMENT.

     21. CERTAIN INFORMATION. Guarantor has informed itself of, and hereby assumes all responsibility for being and keeping informed of, the financial condition and assets of Tag-It and of all of the circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations thereby and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder. Dyne does not have nor shall have any duty to advise Guarantor of any information regarding such circumstances or risks.

     22. LEGAL PROCEEDINGS. Guarantor hereby agrees that any legal action, suit or proceeding against Guarantor (or any successor-in-interest thereto) arising out of or relating to this Agreement may (but need not) be initiated by Dyne in a state or federal court located in the City of Los Angeles, State of California. By execution and delivery of this Agreement, Guarantor hereby (a) waives any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court, (b) waives any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, (c) submits to the personal jurisdiction of any such court in any such action, suit or proceeding, and (d) agrees to be bound by any judgment, order or decree rendered by any such court in any such action, suit or proceeding. Guarantor hereby irrevocably designates and appoints Ronda Sallmen, c/o Tag-It Pacific, Inc., 3820 South Hill Street, Los Angeles CA 90037 (and such other Person or Persons as may hereafter agree in writing with Dyne, and with the consent of Guarantor, so to serve) as its agent for service of process to receive on its behalf service of all process in any such action, suit or proceeding in any such court, such service of process (if delivered or mailed) being hereby acknowledged by Guarantor to be effective and binding service of process in any such action, suit or proceeding in every respect. If any agent appointed by Guarantor refuses to accept service of process on behalf of Guarantor as contemplated hereby in any action, suit or proceeding, Guarantor hereby agrees that service of process upon Guarantor by mail shall constitute sufficient service of process in such action, suit or proceeding. Nothing contained herein shall affect the right of Dyne to serve process in any action, suit or proceeding in any other manner permitted by law or shall limit the right of Dyne to initiate, commence or maintain any action, suit or proceeding against Guarantor in the courts of any other jurisdiction or otherwise exercise any other rights, privileges, preferences or remedies otherwise available to Dyne at law, in equity, by contract, by statute or otherwise.

     23. BINDING EFFECT. Without limiting the generality of the provisions of
Section 18 hereof, all terms and provisions of this Agreement shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be fully enforceable by, Dyne and their respective successors and assigns.

     24. EFFECT OF WAIVERS. Guarantor hereby recognizes, acknowledges and agrees, as to each provision of this Agreement that sets forth any waiver, relinquishment and/or release by Guarantor of any claim, defense or other right of Guarantor, or that sets forth any other waiver, relinquishment and/or release by Guarantor: that, as a result of such provision, at the date of this Agreement or thereafter, Guarantor may have waived, relinquished or released one or more claims, defenses or other rights of partial or complete exoneration of Guarantor's liability under this Agreement which could arise as a result of events that might materially prejudice Guarantor and/or rights of reimbursement or other recovery Guarantor might otherwise enjoy; that, but for such waiver, relinquishment and/or release, Guarantor might have a partial or complete defense to liability under this Agreement; and that, as a result of such waiver, relinquishment and/or release, Guarantor might incur liability under this Agreement that Guarantor might not otherwise have incurred, and might lose rights against other Persons and/or property that Guarantor might otherwise have enjoyed. Guarantor hereby further recognizes, acknowledges and agrees: that Guarantor has been advised by legal counsel as to the significance and legal effect of each provision of this Agreement (including specifically, but without limitation, each waiver, relinquishment and release on the part of Guarantor provided for herein and of the rights Guarantor would have had but for such waivers, relinquishments and releases), and that Guarantor has fully analyzed, with full advice and assistance of such counsel, every provision of this Agreement (including specifically, but without limitation, every waiver, release and relinquishment on the part of Guarantor provided for herein) for the purpose of assessing the impact thereof upon Guarantor and upon Guarantor's obligations and liabilities under this Agreement; that Guarantor has made whatever investigations and inquiries it and/or its counsel have deemed necessary or advisable in connection with the subject matter of this Agreement and in connection with the Subject Agreements, and that, following such investigations and inquiries, Guarantor is willing to enter into this Agreement (and make the guarantees and indemnities provided herein) and incur all the liabilities and risks attendant to Guarantor's obligations under this Agreement. Guarantor recognizes, acknowledges and agrees that Dyne is relying upon the making by Guarantor of each of its covenants, agreements, representations and warranties hereunder (including specifically, but without limitation, each of the waivers, relinquishments and releases on the part of Guarantor provided for herein) in connection with the making of the Loan by Dyne, and is relying upon the full enforceability of each of the provisions of this Agreement (including specifically, but without limitation, each such waiver, relinquishment and release) and that if Guarantor were not making such waivers, relinquishments and releases, Dyne would not be willing to make the Loan.

     25. ENTIRE AGREEMENT. This Agreement embodies the entire understanding of Dyne and Guarantor with respect to Guarantor's obligation to guarantee the full payment, performance and satisfaction of the Obligations and there are no further or other agreements or understandings, written or oral, in effect between said parties relating to the guarantee by Guarantor of the Obligations unless otherwise referred to herein.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by Guarantor as of the 4th day of October, 2000.

                                       "GUARANTOR"

                                       A.G.S. STATIONERY, INC.


                                       By: /S/ RONDA SALLMEN
                                           -----------------------
                                       Its: CFO


ACCEPTED AS OF THE 4TH DAY OF

OCTOBER, 2000.


   /S/ MARK I. DYNE
------------------------------
     MARK I. DYNE